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                                                                     Exhibit 8.1

                                             COUNTRY OF
SIGNIFICANT SUBSIDIARIES                    INCORPORATION        PERCENTAGE HELD
------------------------                    -------------        ---------------
BUILDING AND CONSUMER PRODUCTS
C.P. Hart & Sons Limited                       England                100%
Magnet Limited                                 England                100%

FOOD EQUIPMENT
Aladdin Temp-Rite Canada, Inc.                  Canada                100%
Aladdin Temp-Rite LLC                            USA                  100%
Aladdin Temp-Rite Pty. Ltd                    Australia               100%
Aladdin Temp-Rite Puerto Rico Inc.           Puerto Rico              100%
Austral Refrigeration Pty. Ltd.               Australia               100%
Belshaw Bros., Inc.                              USA                  100%
Booth, Inc.                                      USA                  100%
Castel MAC S.p.A.                               Italy                 100%
Cleveland Range, Inc.                            USA                  100%
Cleveland Range, Limited                        Canada                100%
Convotherm Limited                             England                 91%
Convotherm Elektrogerate GmbH                  Germany                 91%
Convotherm France S.A.R.L                       France                 91%
Convotherm Singapore Pte Ltd                  Singapore                91%
Cowley Refrigeration Ltd.                    New Zealand               60%
Dean Industries Inc.                             USA                  100%
Frimont S.p.A.                                  Italy                 100%
Frymaster L.L.C.                                 USA                  100%
Garland Commercial Industries, Inc.              USA                  100%
Garland Commercial Ranges, Limited              Canada                100%
Guyon Productions SA                            France                100%
Hartek Awagem Vertriebsges m.b.H.              Austria                100%
Hartek Beverage Handling GmbH                  Germany                100%
Homark Group, Limited.                         England                100%
Kysor Industrial Corp.                           USA                  100%
Kysor Warren Australia Pty. Ltd.              Australia               100%
Lincoln Foodservice Products, Inc.               USA                  100%
Merco/Savory, Inc.                               USA                  100%
Merrychef Limited                              England                100%
Mile High Equipment Company                      USA                  100%
New Ton Food Equipment Limited                 Thailand                75%
Sammic SA                                       Spain                 100%
Sammic-Equipamientos de Hotelaria, L.d         Portugal               99.5%
Sammic Limited                                 England                100%
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Scotsman Beverage Systems Limited              England                100%
Scotsman Group Inc.                              USA                  100%
Scotsman Ice Systems (Shanghai) Company Ltd     China                 100%
Scotsman Industries, Inc.                        USA                  100%
Servimmic SARL                                  France                100%
Technyform Productions SA                       France                100%
Temp-Rite Kft                                  Hungary                100%
Temp-Rite International GmbH                   Germany                100%
Temp-Rite International Holding BV           Netherlands              100%
Temp-Rite International SA                      France                100%
Total Cellar Systems Limited                   England                100%
The Delfield Company                             USA                  100%
Vent Master (Europe) Limited                   England                100%
Viscount Catering Limited                      England                100%
Welbilt Corporation                              USA                  100%
Welbilt de Espana SA                            Spain                 100%
Welbilt France SA                               France                100%
Welbilt GmbH                                   Germany                100%
Welbilt Manufacturing (Thailand) Limited       Thailand                50%
Welbilt UK Limited                             England                100%
Whitlenge Drink Equipment, Limited.            England                100%

PROPERTY
Berisford Property Group Limited               England                100%
Berisford Property Developments Limited        England                100%
Berisford Investments Limited                  England                100%

      Subsidiaries not listed above are either inactive, used only as vehicles to hold non-operating assets or, in the aggregate, not significant.